EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT
                                 (To be formed)


           Subsidiary                              State of Incorporation
           ----------                              ----------------------

   Fred Meyer Merger Sub, Inc.                              Delaware

   Smith's Merger Sub, Inc.                                 Delaware